UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas	75235-1611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in the Company’s 2012 proxy statement, the Compensation Committee (the “Committee”) of the Company’s Board of Directors has been executing a multi-year plan for addressing the adequacy and retention value of the Company’s executive compensation, while at the same time (i) linking executive pay more closely to Company and individual performance and (ii) providing for a significant percentage of pay at risk. As part of the multi-year plan, since 2011 (for bonuses earned for 2010), the Committee has assessed Company performance relative to broad categories of performance standards. On January 30, 2013, the Committee took another step in its multi-year plan by adopting a written plan: the Southwest Airlines Co. Senior Executive Short Term Incentive Plan (the “Plan”).

The Plan provides for the payment of cash bonuses based on the Committee’s discretion and judgment taking into account attainment of performance targets that are pre-established by the Committee. Unless otherwise determined by the Committee, all employees of the Company at the level of Senior Vice President and above are eligible to participate in the Plan. Additionally, the Committee has sole discretion to determine those other individuals, if any, who may be eligible to participate in the Plan from time to time. Bonuses are payable under the Plan to eligible participants for any calendar year or for such longer or shorter period as may be established by the Committee. The Committee has sole discretion to determine the performance measures to be used under the Plan, which may include, for example, financial and operational performance measures, both internal and external. Separate performance targets may be established with respect to individual performance criteria, which may or may not be combined with performance targets based on overall Company performance. In addition, separate performance targets may be established with respect to the Company as a whole and/or a unit, division or department of the Company.

The formula below is one example of how bonuses might be calculated under the Plan:

Annual Bonus = [Performance Target Achievement x Target Bonus Opportunity x Base Salary]

“Performance Target Achievement” is the level of achievement with respect to a performance measure expressed as a percentage, which percentage will typically range from 0% to 150% depending on the level of performance achieved. The Performance Target Achievements will be pro rated between levels of performance measures. A “Target Bonus Opportunity” is a percentage of a participant’s base salary that will be established by the Committee in its discretion and may vary (typically from 10% to 150%) depending on the roles and responsibilities of the participant. Unless otherwise determined by the Committee, base salary is a participant’s annualized base salary payable on the date the Committee takes action to establish a bonus opportunity.

This description of the Plan is qualified in its entirety by reference to the Plan filed as Exhibit 99.1 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Southwest Airlines Co. Senior Executive Short Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: January 30, 2013	By:	/s/ Tammy Romo
	Name:	Tammy Romo
	Title:	Senior Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Southwest Airlines Co. Senior Executive Short Term Incentive Plan.